FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
(17101 Armstrong Ave., Irvine, CA 92614)
    THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”), dated for reference purposes only as of May 20, 2024, is by and between RGP PROPERTY LLC, a Delaware limited liability company (“Seller”), and CITY OF IRVINE, a California municipal corporation and charter city (“Buyer”), and is made based on following facts intentions and understandings:
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated May 15, 2024 (the “Purchase Agreement”) for the sale by Seller to Buyer of certain real property located at 17101 Armstrong Avenue in Irvine, California, more described therein (the “Property”), on the terms and conditions set forth in the Purchase Agreement.
B.    Seller and Buyer have agreed to amend and modify the Purchase Agreement to reduce the Purchase Price by $500,000 from $13,500,000 to $13,000,000, in consideration for Buyer approving the condition of the Property and waiving its right to terminate the Purchase Agreement under Article 4 of the Purchase Agreement.
NOW, THEREFORE, in consideration of the recitals, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is hereby agreed by and between the parties as follows:
1.Recitals; Capitalized Terms. The above recitals are true and correct and are incorporated herein by this reference. All capitalized terms not defined herein shall have the meanings given to them in the Purchase Agreement.
2.Purchase Price. Section 2.25 of the Purchase Agreement is hereby amended to provide that the Purchase Price for the Property shall be Thirteen Million Dollars ($13,000,00.00).
3.Buyer’s Approval of Condition of Property; Waiver of Right to Terminate Purchase Agreement. Buyer hereby approves the condition of the Property, in all respects, and waives its right to terminate the Purchase Agreement as provided under Article 4 of the Purchase Agreement.
4.Authority Seller and Buyer represent and warrant to the other that such party has the full right, power, and lawful authority to enter, execute, and perform under this Amendment and that such actions do not violate any other agreement, covenant, or restriction placed upon such party. Seller and Buyer further represent and warrant to the other that the person signing this Amendment on its behalf has been duly authorized to sign this Amendment.
5.Counterparts, PDF. Signatures to this Amendment transmitted by electronic format will have the same effect as physical delivery of the paper document bearing the original signature. This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had signed the same signature page.
6.Conflict. In the event of any direct conflict between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control. To the extent that there shall be no such direct conflict, the Purchase Agreement shall remain in full force and effect and the parties hereto hereby ratify same. All rules of contract interpretation included in the Purchase Agreement are applicable to this Amendment.
IN WITNESS WHEREOF, this Amendment has been executed by Seller and Buyer as provided below.

SELLER: BUYER:
RGP PROPERTY LLC, a
Delaware limited liability company

By:
Name: ________________________ Title: ________________________

CITY OF IRVINE, a
California municipal corporation and charter city

By: ____________________
Name: ____________________
Title: ____________________

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